                                                           EXHIBIT 10.B.17

                          PREFERRED STOCK PURCHASE AGREEMENT

                              DATED AS OF AUGUST 5, 1997

                                       BETWEEN

                                 APPLE COMPUTER, INC.

                                         AND

                                MICROSOFT CORPORATION

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                                  TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
SECTION 1 - Agreement to Purchase and Sell Preferred Stock . . . . . . . . . 1

    1.1  Agreement to Purchase and Sell Preferred Stock. . . . . . . . . . . 1
    1.2  Per Share Purchase and Conversion Prices. . . . . . . . . . . . . . 1

SECTION 2 - Closing Date; Delivery . . . . . . . . . . . . . . . . . . . . . 1

    2.1  Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    2.2  Delivery. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SECTION 3 - Representations and Warranties of the Company. . . . . . . . . . 2

    3.1  Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    3.2  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    3.3  No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    3.4  SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    3.5  Absence of Certain Changes or Events. . . . . . . . . . . . . . . . 4
    3.6  Governmental Consent, etc.. . . . . . . . . . . . . . . . . . . . . 4
    3.7  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

SECTION 4 - Representations and Warranties of the Purchaser. . . . . . . . . 5

    4.1  Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
    4.2  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
    4.3  Investment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
    4.4  Disclosure of Information . . . . . . . . . . . . . . . . . . . . . 5
    4.5  Investment Experience . . . . . . . . . . . . . . . . . . . . . . . 5
    4.6  Accredited Investor Status. . . . . . . . . . . . . . . . . . . . . 6
    4.7  Restricted Securities . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 5 - Conditions to Obligation of the Purchaser. . . . . . . . . . . . 6

    5.1  Representations and Warranties. . . . . . . . . . . . . . . . . . . 6
    5.2  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    5.3  No Order Pending. . . . . . . . . . . . . . . . . . . . . . . . . . 6
    5.4  No Law Prohibiting or Restricting Sale of the Shares. . . . . . . . 6
    5.5  Registration Rights Agreement . . . . . . . . . . . . . . . . . . . 7
    5.6  Patent Cross License Agreement and Technology Agreement . . . . . . 7

                                      i

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SECTION 6 - Conditions to Obligation of the Company. . . . . . . . . . . . . 7

    6.1  Representations and Warranties. . . . . . . . . . . . . . . . . . . 7
    6.2  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    6.3  No Order Pending. . . . . . . . . . . . . . . . . . . . . . . . . . 7
    6.4  No Law Prohibiting or Restricting the Sale of the Shares. . . . . . 7
    6.5  The Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    6.6  Patent Cross License Agreement and Technology Agreement . . . . . . 8

SECTION 7 - Covenants of the Company . . . . . . . . . . . . . . . . . . . . 8

    7.1  Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . 8

SECTION 8 - Covenants of the Purchaser . . . . . . . . . . . . . . . . . . . 8

    8.1  Right of First Refusal. . . . . . . . . . . . . . . . . . . . . . . 8
    8.2  Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
    8.3  Voting Trust, etc.. . . . . . . . . . . . . . . . . . . . . . . . .10
    8.4  Solicitation of Proxies . . . . . . . . . . . . . . . . . . . . . .10
    8.5  Acts in Concert with Others . . . . . . . . . . . . . . . . . . . .10
    8.6  Restrictions on Transfer of Shares. . . . . . . . . . . . . . . . .10
    8.7  Acquisition of Stock. . . . . . . . . . . . . . . . . . . . . . . .11

SECTION 9 - Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . .11

    9.1  Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . .11
    9.2  Best Efforts. . . . . . . . . . . . . . . . . . . . . . . . . . . .12
    9.3  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . .12
    9.4  Survival; Termination of Covenants. . . . . . . . . . . . . . . . .12
    9.5  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . .13
    9.6  Entire Agreement; Amendment . . . . . . . . . . . . . . . . . . . .13
    9.7  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
    9.8  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
    9.9  Fees, Costs and Expenses. . . . . . . . . . . . . . . . . . . . . .14
    9.10 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . .14
    9.11 Initial Public Announcement . . . . . . . . . . . . . . . . . . . .15

                          PREFERRED STOCK PURCHASE AGREEMENT

     This PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 5th day of August, 1997 between Apple Computer, Inc., a California corporation (the "Company"), and Microsoft Corporation, a Washington corporation (the "Purchaser").

                                       RECITALS

     WHEREAS, concurrently with this Agreement the Company and the Purchaser are entering into a Patent Cross License Agreement in the form attached hereto as Exhibit A;

     WHEREAS, concurrently with this Agreement the Company and the Purchaser are entering into a Technology Agreement in the form attached hereto as Exhibit B; and

     WHEREAS, in connection with the Patent Cross License Agreement and the Technology Agreement, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company's Series A Non-Voting Convertible Preferred Stock, no par value (the "Preferred Stock") convertible into the Company's Common Stock, no par value (the "Common Stock"), on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      SECTION 1

                    AGREEMENT TO PURCHASE AND SELL PREFERRED STOCK

     1.1 AGREEMENT TO PURCHASE AND SELL PREFERRED STOCK. Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to sell to the Purchaser at the Closing (as defined below), and the Purchaser agrees to purchase from the Company at the Closing, $150,000,000 aggregate purchase price of Preferred Stock, no par value, of the Company having the terms and conditions set forth in the Certificate of Determination of Preferences of Series A Non-Voting Convertible Preferred Stock of Apple Computer, Inc. (the "Certificate") substantially in the form attached hereto as Exhibit C (the "Shares") at a price per share (the "Per Share Purchase Price") set forth in Section 1.2 below.

     1.2 PER SHARE PURCHASE AND CONVERSION PRICES. The Per Share Purchase Price shall be $1,000. The initial "Conversion Price" (as defined in the Certificate) shall be $16.50 per share.

                                      SECTION 2

                                CLOSING DATE; DELIVERY

     2.1 CLOSING DATE. The Closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, at 10:00 a.m. (Pacific time), August 11, 1997, or at such other time and place as the Company and the Purchaser mutually agree (the date of the Closing being hereinafter referred to as the "Closing Date").

     2.2 DELIVERY. At the Closing, the Company will deliver to the Purchaser a certificate or certificates representing the Shares against payment of the aggregate purchase price of $150,000,000 by wire transfer of immediately available funds to an account designated by the Company. The certificate or certificates representing the Shares and the shares of Common Stock issuable upon conversion of the Shares shall be subject to a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), and referring to restrictions on transfer herein, such legend to be substantially as follows:

     "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such shares may not be sold or transferred in the absence of such registration or an opinion of counsel reasonably satisfactory to the Company as to the availability of an exemption from registration.

     The shares represented by this certificate are subject to restrictions on transfer, including any sale, pledge or other hypothecation, set forth in an agreement dated as of August 5, 1997 between the Company and Microsoft Corporation, a copy of which agreement may be obtained at no cost by written request made by the holder of record of this certificate to the secretary of the Company at the Company's principal executive offices."

     The Company agrees (i) to remove the legend set forth in the second preceding paragraph upon receipt of an opinion of counsel in form and substance reasonably satisfactory to the Company that the Shares or the shares of Common Stock issuable upon conversion of the Shares are eligible for transfer without registration under the Securities Act and (ii) to remove the legend set forth in the immediately preceding paragraph at such time as the Shares (or the shares of Common Stock issuable upon conversion of the Shares) may be transferred in compliance with Section 8 or upon the termination of the covenants of Section 8 as provided for in Section 9.4.

                                      SECTION 3

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser as follows:

     3.1 ORGANIZATION. The Company is a corporation duly organized and validly existing under the laws of the State of California and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its

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business as presently conducted and as proposed to be conducted.  The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where the failure to be so qualified would not have a materially adverse effect on the Company and its subsidiaries, taken as a whole.

     3.2 AUTHORIZATION. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement, the Registration Rights Agreement (attached as Exhibit D hereto), the Patent Cross License Agreement and the Technology Agreement by the Company, the authorization, sale, issuance and delivery of the Shares hereunder, and the performance of the Company's obligations hereunder and under said Agreements has been taken. This Agreement, the Registration Rights Agreement, the Patent Cross License Agreement and the Technology Agreement constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section 4 of the Registration Rights Agreement. Upon their issuance and delivery pursuant to this Agreement, the Shares will be validly issued, fully paid and nonassessable. The issuance and sale of the Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person in existence on the date hereof.

     3.3 NO CONFLICT. The execution and delivery of this Agreement, the Registration Rights Agreement, the Patent Cross License Agreement and the Technology Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, any provision of the Articles of Incorporation or By-laws of the Company or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which could have a material adverse effect on the Company and its subsidiaries, taken as a whole, or materially impair or restrict the Company's power to perform its obligations as contemplated under said Agreements.

     3.4 SEC DOCUMENTS. The Company has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since December 31, 1995 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements as permitted by Form 10Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicted in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operation and cashflows (or changes in financial position prior to the approval of Financial Accounting Standards Boards Statement of Financial Accounting Standards No. 95) for the periodthen ending in accordance with GAAP (subject, in the case of the unaudited statements, to normal year end audit adjustments). Except as set forth in the filed SEC Documents, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

     3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Documents since the date of the most recent audited financial statements included in the SEC Documents, there has not been (i) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (ii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) any damage, destruction or loss of property, whether or not covered by insurance, that has or could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, or (iv) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities, or business, except insofar as may have been required by a change in GAAP.

     3.6 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except such filings as may be required to be made with the SEC and the National Association of Securities Dealers, Inc.

     3.7 LITIGATION. Except as is disclosed in the SEC Documents, there is no suit, action or proceeding pending or affecting the Company or any of its subsidiaries that, individually or in the aggregate, could (i) have a material adverse effect on the Company and its subsidiaries taken as a whole, (ii) impair the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement, the Patent Cross License and the Technology Agreement, or (iii) prevent the consummation of any of the transactions contemplated by said Agreements, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator

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outstanding against the Company or any of its subsidiaries having, or which, could reasonably be expected to have, any such effect.

                                      SECTION 4

                   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company as follows:

     4.1 ORGANIZATION. The Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the State of Washington, with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted.

     4.2 AUTHORITY. All corporate action on the part for the Purchaser necessary of the authorization, execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Patent Cross License Agreement and the Technology Agreement by the Purchaser has been taken. This Agreement, the Registration Rights Agreement, the Patent Cross License Agreement and the Technology Agreement have been duly executed and delivered by the Purchaser and constitute legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section 4 of the Registration Rights Agreement. The execution and delivery of said Agreements do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of any obligation under any provision of the Articles of Incorporation or By-laws of the Purchaser or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser.

     4.3 INVESTMENT. The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations and warranties contained herein.

     4.4 DISCLOSURE OF INFORMATION. The Purchaser has had full access to all information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by the Purchaser under this Agreement. The Purchaser further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

     4.5 INVESTMENT EXPERIENCE. The Purchaser understands that the purchase of the Shares involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment.

     4.6 ACCREDITED INVESTOR STATUS. The Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

     4.7 RESTRICTED SECURITIES. The Purchaser understands that the Shares to be purchased by the Purchaser hereunder are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Purchaser understands that the Company is under no obligation to register any of the Shares sold hereunder except as provided in the Registration Rights Agreement.

                                      SECTION 5

                      CONDITIONS TO OBLIGATION OF THE PURCHASER

     The Purchaser's obligation to purchase the Shares at the Closing is, at the option of the Purchaser, which may waive any such conditions, subject to the fulfillment on or prior to the Closing Date of the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in Section 3 will be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date. The Purchaser shall have received a certificate signed by an officer of the Company to such effect on the Closing Date.

     5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects. The Purchaser shall have received a certificate signed by an officer of the Company to such effect on the Closing Date.

     5.3 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

     5.4 NO LAW PROHIBITING OR RESTRICTING SALE OF THE SHARES. There shall not be in effect any law, rule or regulation prohibiting or restricting the sale of the Shares, or requiring any consent or approval of any Person which shall not have been obtained to issue the Shares with full benefits afforded the Preferred Stock or the Common Stock into which the Preferred
Stock is convertible (except as otherwise provided in this Agreement).

     5.5 REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered the Registration Rights Agreement substantially in the form attached hereto as Exhibit D.

     5.6 PATENT CROSS LICENSE AGREEMENT AND TECHNOLOGY AGREEMENT. The Company shall have executed and delivered the Patent Cross License Agreement and Technology Agreement substantially in the forms attached hereto as Exhibit A and Exhibit B, respectively.

                                      SECTION 6

                       CONDITIONS TO OBLIGATION OF THE COMPANY

     The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, which may waive any such conditions, subject to the fulfillment on or prior to the Closing Date of the following conditions:

     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Section 4 will be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date. The Company shall have received a certificate signed on behalf of the Purchaser by an officer of the Purchaser to such effect on the Closing Date.

     6.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects. The Company shall have received a certificate signed on behalf of the Purchaser by an officer of the Purchaser to such effect on the Closing Date.

     6.3 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

     6.4 NO LAW PROHIBITING OR RESTRICTING THE SALE OF THE SHARES. There shall not be in effect any law, rule or regulation prohibiting or restricting the sale of the Shares, or requiring any consent or approval of any person which shall not have been obtained to issue the Shares with full benefits afforded the Preferred Stock or the Common Stock into which the Preferred Stock is convertible (except as otherwise provided in this Agreement).

     6.5 THE PURCHASER. The Purchaser shall have executed and delivered the Registration Rights Agreement substantially in the form attached hereto as Exhibit D.

     6.6 PATENT CROSS LICENSE AGREEMENT AND TECHNOLOGY AGREEMENT. The Purchaser shall have executed and delivered the Patent Cross License Agreement and Technology Agreement substantially in the forms attached hereto as Exhibit A and Exhibit B, respectively.

                                      SECTION 7

                               COVENANTS OF THE COMPANY

     7.1 REGISTRATION RIGHTS. The Company will comply with the provisions regarding registration rights contained in the Registration Rights Agreement attached hereto as Exhibit D.

                                      SECTION 8

                              COVENANTS OF THE PURCHASER

     8.1 RIGHT OF FIRST REFUSAL. Prior to making any sale or transfer of the Shares (other than a sale or transfer registered under the Securities Act or pursuant to Rule 144, or a sale or transfer of that number of Shares representing less than three percent (3%) of the Company's outstanding Common Stock to any person or group), the Purchaser shall give the Company the opportunity to purchase such Shares in the following manner:

          (i) The Purchaser shall give notice (the "Transfer Notice") to the Company in writing of such intention specifying the approximate number of the proposed purchasers or transferees, the amount of Shares proposed to be sold or transferred, the proposed price per share therefor (the "Transfer Price") and the other material terms upon which such disposition is proposed to be made.

          (ii) The Company shall have the right, exercisable by written notice given by the Company to the Purchaser within five (5) business days after receipt of such Transfer Notice, to purchase all but not part of the Shares specified in such Transfer Notice for cash per share equal to the Transfer Price, provided, within five (5) business days after written notice of exercise by the Company, the Company shall provide the Purchaser with evidence satisfactory to the Purchaser (by written commitment letter subject only to customary representations, diligence and documentation, letter of credit or otherwise) of its ability to finance such repurchase.

          (iii) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Shares with respect to which such right has been exercised shall take place within ten (10) business days after the Company gives notice of such exercise. Upon exercise of its right of first refusal, the Company and the Purchaser shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

          (iv) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the Purchaser shall be free, during the period of 90 calendar days following the expiration of such time for exercise, to sell the Shares specified in such Transfer Notice on terms no less favorable to the Purchaser than the terms specified in such Transfer Notice.

          (v) Notwithstanding the foregoing, prior to making any sale or exchange of Shares in response to a tender or exchange offer, the Purchaser shall give the Company the opportunity to purchase such Shares in the following manner:

               (a) The Purchaser shall give notice (the "Tender Notice") to the Company in writing of such intention no later than 10 calendar days prior to the latest time by which Shares must be tendered in order to be accepted pursuant to such offer or to qualify for any proration applicable to such offer (the "Tender Date"), specifying the amount of Shares proposed to be tendered. For purposes hereof, a tender offer to purchase Shares shall be deemed to be an offer at the price specified therein, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase (assuming such conditions are not impossible of performance when the offer is made, without giving effect to the Company's right of first refusal).

               (b) If the Tender Notice is given, the Company shall have the right, exercisable by giving notice to the Purchaser at least two business days prior to the Tender Date, to purchase all but not part of the Shares specified in the Tender Notice for cash. If the Company exercises such right by giving such notice, the closing of the purchase of such Shares shall take place not later than one business day prior to the Tender Date; provided, however, that if the purchase price specified in the tender offer includes any property other than cash, the value of any property included in the purchase price shall be jointly determined by a nationally recognized investment banking firm selected by each party or, in the event such firms are unable to agree, a third nationally recognized investment banking firm to be selected by such two firms. For this purpose:

                    (x) The parties shall use their best efforts to cause any determination of the value of any securities included in the purchase price to be made within three business days after the date of delivery of the Tender Notice. If the firms selected by the Purchaser and the Company are unable to agree upon the value of any such securities within such three-day period, the firms shall promptly select a third firm whose determination shall be made promptly and shall be conclusive.

                    (y) The parties shall use their best efforts to cause any determination of the value of property other than securities to be made within four business days after the date of delivery of the Tender Notice. If the firms selected by the Purchaser and the Company are unable to agree upon a value within six business days after the date of delivery of the Tender Notice, the firms shall promptly select a third firm whose determination shall be made promptly and shall be conclusive.

               The purchase price to be paid by the Company pursuant to this
Section 8.1(v) shall be (A) if such tender offer is consummated, the purchase price that the Purchaser would have received if it had tendered the Shares purchased by the Company and all such Shares had been purchased in such tender offer, including any increases in the price paid by the tender offeror after exercise by the Company of its right of first refusal hereunder, or (B) if such tender offer is not consummated, the highest price offered pursuant thereto, in each case with property, if any, to be valued as aforesaid. Each party shall bear the cost of its own investment banking firm and the parties shall share the cost of any third firm selected hereunder.

               (c) If the Company does not exercise such right by giving such notice, then the Purchaser shall be free to accept the tender offer with respect to which the Tender Notice was given.

     8.2 VOTING. Unless the Company otherwise consents in writing, the Purchaser shall take such action as may be required so that all Shares are voted on all matters to be voted on by holders of Voting Stock (to the extent the Shares are entitled to a vote) in the same proportion as the votes cast by the other holders of Voting Stock with respect to such matters; provided, that the Shares and any other voting securities of the Company owned by the Purchaser may be voted as the Purchaser determines in its sole discretion on any Significant Event (as defined in Section 9.1 below) presented to the holders of Voting Stock for a vote. In the event that the Shares are entitled to vote on a matter submitted to the shareholders of the Company, the Purchaser, as the holder of Shares, shall be present, in person or by proxy, at all meetings of shareholders of the Company so that the Shares may be counted for the purposes of determining the presence of a quorum at such meetings.

     8.3 VOTING TRUST, ETC. The Purchaser shall not deposit any Shares in a voting trust or, except as otherwise provided herein, subject any Shares to any arrangement or agreement with respect to the voting of such Shares.

     8.4 SOLICITATION OF PROXIES. Without the Company's prior written consent, the Purchaser shall not solicit proxies with respect to any Shares of the Company owned by the Purchaser, nor shall it become a "participant" in any "Election Contest" (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) relating to the election of directors of the Company. The Purchaser shall exercise its influence on the management, the Board of Directors and policies of the Company in a manner consistent with its shareholding and any business agreements between the Purchaser and the Company.

     8.5 ACTS IN CONCERT WITH OTHERS. Except as contemplated herein with regard to permissible sales of the Purchaser's Shares, the Purchaser shall not join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any Person, for the purpose of acquiring, holding or disposing of Shares of the Company owned by the Purchaser.

     8.6 RESTRICTIONS ON TRANSFER OF SHARES. For a period of three years from the date of this Agreement, the Purchaser shall not, directly or indirectly, sell, transfer, pledge or hypothecate any Shares (or shares of Common Stock received upon the conversion of the Shares) owned by it except (i) to the Company or any person or group approved in writing by the Company, or (ii) to a corporation of which the Purchaser owns not less than 50% of the voting power entitled to be cast in the election of directors (a "Controlled Corporation"), so long as such Controlled Corporation agrees to hold such Shares subject to all the provisions of this Agreement, including this Section 8.6, and agrees to transfer such Shares to the Purchaser or another Controlled Corporation of the Purchaser if it ceases to be a Controlled Corporation of the Purchaser. Notwithstanding the foregoing or anything else to the contrary in this Agreement, the Purchaser may enter into bona fide transactions through a nationally recognized investment banking firm which constitute a hedge against changes in the market price of the Common Stock, provided, however, no public disclosure is made with respect to such hedge transactions, except in an initial Schedule 13D, the text of which is reasonably satisfactory to the Company, or if in the opinion of counsel to Purchaser such disclosure is required as a matter of law.

     8.7 ACQUISITION OF STOCK. The Purchaser shall advise management of the Company as to the Purchaser's general plans to acquire shares of Common Stock, or rights thereto, reasonably in advance of any such acquisitions. All of the Purchaser's purchases of Common Stock shall be in compliance with applicable laws and regulations and the provisions of this Agreement.

                                      SECTION 9

                                    MISCELLANEOUS

     9.1  CERTAIN DEFINITIONS.  As used in this Agreement:

          (a) The term "Voting Stock" means the Common Stock and any other securities issued by the Company having the ordinary power to vote in the election of directors of the Company (other than securities having such power only upon the happening of a contingency).

          (b) The terms "Beneficial Owner," "beneficial Ownership" and "group" shall have the meaning comprehended by Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder.

          (c) The term "Person" shall mean any person, individual, corporation, partnership, trust or other non-governmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

          (d) The term "Change of Control" shall mean (i) an acquisition of Voting Stock by a Person or group in a purchase or transaction or series of related purchases or transactions if immediately thereafter such Person or group has Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Company's then outstanding Voting Stock; (ii) the execution of an agreement providing for a tender offer, merger, consolidation or reorganization, or series of such related transactions involving the Company, unless the stockholders of the Company, immediately after such transaction or transactions are the Beneficial Owners of at least fifty percent (50%) of the Voting Stock;
(iii) a change or changes in the membership of the Company's Board of

Directors which represent a change of a majority or more of such membership during any twelve month period (unless such change or changes in membership are caused by the actions of the then existing Board of Directors and do not occur within twelve months of the commencement, threat or proposal of an Election Contest, tender offer or other transaction which would constitute a Change of Control under (i) or (ii) of this Section 9.1(d)); or (iv) a sale of all or substantially all of the Company's assets.

          (e) The term "Insolvency Proceeding" shall mean (i) an assignment for the benefit of creditors, (ii) the filing by or against Company of a petition to have Company adjudged insolvent, bankrupt or seeking a reorganization or liquidation under any law relating to bankruptcy, insolvency or receivership, (iii) an appointment of a receiver or trustee for all or substantially all of the assets of the Company, (iv) a public admission in writing of the Company's inability to pay its debts as they come due, or (v) the adoption of a plan of liquidation or dissolution by the Board of Directors of the Company.

          (f) The term "Significant Event" means (i) any proposed amendment to the Articles of Incorporation or By-laws of the Company (other than a proposal to increase the number of authorized shares of Common Stock or Preferred Stock; provided such increase(s) is (are) not contrary to clause (v) of this Section
9.1 (f)), (ii) a disposition of the Company (by way of merger, disposition of assets or otherwise), (iii) a recapitalization of the Company, (iv) a liquidation of the Company, or (v) any vote pursuant to any provision of law or the Company's Articles of Incorporation or By-laws requiring or permitting shareholders to approve any business combination proposed by or with another Person or its affiliates which have acquired a certain percentage of the Company's shares or to grant voting rights to such Person or to waive or adopt provisions requiring such a vote.

     9.2 BEST EFFORTS. Each of the Company and the Purchaser shall use its best efforts to take all actions required under any law, rule or regulation adopted subsequent to the date hereto to ensure that the conditions to the Closing set forth herein are satisfied on or before the Closing Date.

     9.3 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

     9.4 SURVIVAL; TERMINATION OF COVENANTS. The representations and warranties in Sections 3 and 4 of this Agreement shall not survive the Closing except for the representations and warranties in Sections 4.3 and 4.7 hereof which shall continue to survive. The covenants of the Company and the Purchaser under Section 7 and Section 8 hereof shall terminate on the fifth anniversary of this Agreement, provided the Purchaser's covenants in Section 8 shall terminate in the event of a Change of Control or Insolvency Proceeding.

     9.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     9.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Certificate and the Registration Rights Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. The enforceability and validity of this Agreement, the Patent Cross License Agreement and the Technology Agreement are each to be determined separately and any finding that any one or more of such agreements is invalid or nonenforceable shall have no effect on the validity or enforceability of this Agreement.

     9.7 NOTICES. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if delivered by hand, (ii) upon the third day after such notice is
(a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

          (a)  if to the Company, to it at:

               One Infinite Loop
               Cupertino, CA  95014
               Attention:  Chief Financial Officer

          with a copy addressed as set forth above but to the attention of the General Counsel; with a copy to:

               Larry W. Sonsini
               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, CA  94306

          (b)  if to the Purchaser, to it at:

               Microsoft Corporation
               One Microsoft Way
               Building 8
               North Office 2211
               Redmond, WA  98052
               Attention:  Chief Financial Officer

          with a copy addressed as set forth above but to the attention of Senior Vice President, Law and Corporate Affairs, with a copy to:

               Richard B. Dodd
               Preston Gates & Ellis LLP
               5000 Columbia Center
               701 Fifth Avenue
               Seattle, WA 98104-7078

     9.8  BROKERS.

          (a) The Company has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Company hereby agrees to indemnify and hold harmless the Purchaser from and against all fees, commissions or other payments owing to any party acting on behalf of the Company hereunder.

          (b) The Purchaser has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Purchaser hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any party acting on behalf of the Purchaser hereunder.

     9.9 FEES, COSTS AND EXPENSES. All fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement, the Registration Rights Agreement, the Patent Cross License Agreement and the Technology Agreement and the consummation of the transactions contemplated hereby and thereby, shall be the sole and exclusive responsibility of such party.

     9.10 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     9.11 INITIAL PUBLIC ANNOUNCEMENT. The Company and the Purchaser shall agree on the form and content of the initial public announcement which shall be made concerning this Agreement, the Patent Cross License Agreement and the Technology Agreement and the transactions contemplated hereby and thereby, and neither the Company nor the Purchaser shall make such public announcement without the consent of the other, except as required by law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date set forth above.


                              APPLE COMPUTER, INC.

                              By:  /s/ John B. Douglas, III
                                ---------------------------------------------

                              Name:    John B. Douglas, III
                                   ------------------------------------------

                              Title:   Senior Vice President
                                    -----------------------------------------


                              MICROSOFT CORPORATION

                              By:  /s/ Greg Maffei
                                ---------------------------------------------

                              Title:   Chief Financial Officer
                                    -----------------------------------------